Exhibit 99.1
SoundHound AI Reports Second Quarter Revenue Increase of 42%, Adjusted EBITDA Improves 50%, Strong Increase in Cash Position, Investment in Generative AI Foundation Model

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the second quarter of 2023.

“We mark another quarter of strong growth, with our AI powering millions of devices and services and billions of successful interactions per year. We expect our unique Generative AI integration will result in faster adoption and even greater capabilities,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound. “And now, we are combining our vast amounts of experience and data to create the first of its kind, multimodal foundation model, supporting speech-to-meaning and enabling incredible new experiences.”
Financial Highlights
•Reported revenue was $8.8 million, an increase of 42% year-over-year
•Gross margin was 79%, an improvement of approximately 1,900 basis points compared to 60% in the prior year
•Operating loss was $16.4 million, an improvement of 43% year over year
•Net loss was $21.9 million, an improvement of 28% year over year
•Earnings per share was a net loss of ($0.10), compared to ($0.19) in the previous year
•Adjusted EBITDA (non-GAAP) was a loss of ($9.9) million, a year-over-year improvement of 50%
•Significantly strengthened balance sheet, the company has approximately $130 million in total cash as of June 30, 2023

“In the second quarter we significantly improved our liquidity position and continued our strong growth trajectory, all while making the business more efficient,” said Nitesh Sharan, CFO of SoundHound. “We are judiciously balancing between our profit objectives and the massive growth opportunities in front of us.”
Business Highlights - Second Quarter and Recent Highlights
•Generative AI Foundation Model: training an innovative multi-modal foundation model supporting both audio and text, combining the power of Large Language Models with SoundHound’s Speech-to-Meaning® technology using over a million hours of field data and billions of conversations in tens of languages
•Announced a significant expansion of White Castle partnership, including plans to rollout voice AI drive-thru service to over 100 lanes by the end of 2024
•Strong customer adoption of Smart Ordering. Examples include: Beef O’Bradys, Kneaders bakeries, Hot Table, Naz’s Halal, Slim & Husky’s, Crust Pizza, Kumori Sushi, Noi Thai, Bozelli’s Italian Deli and Dialog Cafe, among many others, adding to the hundreds of others already signed up
•Dynamic Interaction: Rolling out Dynamic Interaction with a fast growing large privately held hospitality and foodservice franchiser that operates in 30 states and has over 200 restaurants
•Introduced SoundHound Chat AI for Automotive, giving drivers and passengers seamless access to a vast array of information domains enabled by complex conversational capabilities, generative AI, and live content domains
•Multiple automotive brands began live pilots of SoundHound Chat AI for Automotive, with the goal of upgrading by the end of the year
•Announced that SoundHound’s voice AI technology will be available on, and can be integrated with, Oracle MICROS Simphony Point-of-Sale for Restaurants
•Joined with Meta on its Llama 2 announcement, partnering to support an open and responsible approach to AI innovation
•Joined the Russell 2000 and 3000 Indexes
•Attended National Restaurant Association conference and named by Nation’s Restaurant News as one of the most exciting companies on the show floor
•Ranked among Technology Magazine’s top 10 companies advancing Natural Language Processing
•Named as a finalist at Webby Awards: “Best Use of Voice Technology”

Financial Results in Detail

Second Quarter 2023 Financial Measures

	Three Months Ended
(thousands, except per share data)	June 30, 2023	June 30, 2022	Change in %
Cumulative bookings backlog[1]	$339,207	$283,431	20%

Revenues	$8,751	$6,152	42%
Operating expenses:
Cost of revenues	$1,830	$2,488	(26)%
Sales and marketing	5,078	4,370	16%
Research and development	11,736	18,862	(38)%
General and administrative	6,377	9,362	(32)%
Restructuring	166	—	#DIV/0!
Total operating expenses	$25,187	$35,082	(28)%
Operating loss	$(16,436)	$(28,930)	(43)%
Net loss	$(21,932)	$(30,668)	(28)%
Net loss per share	$(0.10)	$(0.19)	$0.09

Adjusted EBITDA[2]	$(9,926)	$(20,015)	(50)%
1)Cumulative bookings backlog is prior quarter end balance plus new bookings in the current quarter minus associated revenue recognized. Bookings are derived from committed customer contracts and reflect revenue expected to be realized over the life of such contracts.
2)Please see table below for a reconciliation from GAAP to non-GAAP.

Summary of Liquidity and Cash Flows
The company’s total cash was approximately $130 million at June 30, 2023. In April, SoundHound secured $100 million of minimally dilutive debt financing. The company also raised $43 million through its committed equity facility in the second quarter.

Condensed Cash Flow Statement

	Six Months Ended
(thousands)	June 30, 2023	June 30, 2022
Cash flows:
Net cash used in operating activities	$(33,651)	$(46,767)
Net cash used in investing activities	(293)	(982)
Net cash provided by financing activities	154,008	90,167
Net change in cash and cash equivalents	$120,064	$42,418

Business Outlook 2023

SoundHound continues to expect 2023 revenue to be in a range of $43 to $50 million. The company also continues to expect to be adjusted EBITDA positive in the fourth quarter of 2023.
Additional Information
SoundHound expects to file its Form 10-Q for second quarter 2023, by August 14, 2023. For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com.
Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time. A live webcast will also be accessible at investors.soundhound.com and a replay of the webcast will be available for 90 days following the session.

About SoundHound

SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.
Forward Looking Statements
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, including our ability to improve our Generative AI Foundation Model, expand our White Castle partnership and roll out our AI drive thru service, roll out our Dynamic Interaction, Chat AI for Automotive, and expand the number of platforms on which our voice AI technology will be available, the potential utility of and market for our products and services, our ability to achieve revenue from our bookings backlog, guidance for financial results for 2023 and our ability to timely file our quarterly report on Form 10-Q. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our ability to develop the bespoke products and services required under the contracts included in our bookings backlog, including, but not limited to, our ability to convert customer adoption of Smart Ordering into realized revenue, our ability to predict or measure supply chain disruptions at our customers, our market opportunity and our ability to acquire new customers and retain existing customers, the timing and impact of our growth initiatives, level of product service failures that could lead our customers to use competitors’ services, the impact of our announced restructuring, our ability to predict direct and indirect customer demand for our existing and future products, our ability to hire, retain and motivate employees, the effects of competition, including price competition within our industry segment. technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment, developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. We define Adjusted EBITDA as the company’s GAAP net loss excluding (i) interest and other expense, net, (ii) depreciation and amortization expense, (iii) income taxes, (iv) stock-based compensation, and (v) restructuring expense. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended
(thousands)	June 30, 2023	June 30, 2022
GAAP net profit (loss)	$(21,932)	$(30,668)

Adjustments:
Interest and other expense, net	$5,079	$1,349
Income taxes	417	389
Depreciation and amortization	703	1,052
Stock-based compensation	5,641	7,863
Restructuring	166	—
Adjusted EBITDA[1]	$(9,926)	$(20,015)
1)Includes other income/(expense) of $0.5 and $0.2 million for the three months ended June 30, 2023 and 2022, respectively.

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